Exhibit 99.3

Constant Contact Announces Fourth Quarter and Full Year 2011 Financial Results

4Q revenue increases 21% and adjusted EBITDA increases 61%

2011 revenue increases 23% and adjusted EBITDA increases 57%

2011 adjusted EBITDA margin increases to record 16.8%

2011 free cash flow increases nearly 200%

WALTHAM, MA – February 2, 2012 – Constant Contact®, Inc. (Nasdaq: CTCT), the trusted marketing advisor to more than half a million small organizations worldwide, today announced its financial results for the fourth quarter and full year ended December 31, 2011.

“Constant Contact delivered fourth quarter revenue and profitability that were above the high-end of our guidance. We also launched Social CampaignsTM, an important and exciting new offering that allows small businesses to capitalize on the rapid adoption of social media and measure their success,” said Gail Goodman, chief executive officer of Constant Contact.

“During 2012, Constant Contact will redefine the way that small businesses create, nurture and grow their customer relationships with the continued evolution of our suite of online marketing tools for small businesses. Small businesses and non-profits will also have access to free education, coaching, support and tools to drive success all under a single, integrated platform,” Goodman added. “We are building the trusted brand for small business marketing solutions, and as we rapidly innovate and evolve our product suite we position Constant Contact for continued, long-term growth.”

Fourth Quarter 2011 Financial Metrics

•	Revenue was $57.5 million, an increase of 21% compared to revenue of $47.5 million for the comparable period in 2010.

•	Gross margin was 72.4%, compared to 71.1% for the comparable period in 2010.

•

GAAP net income was $18.9 million, compared to $1.7 million for the fourth quarter of 2010. GAAP net income for 2011 includes a tax benefit of $13.8 million primarily associated with the release of the deferred tax asset valuation allowance in the fourth quarter.

•

GAAP net income per share was $0.62, based on diluted weighted average shares outstanding of 30.6 million, compared to $0.05 for the comparable period in 2010, based on diluted weighted average shares outstanding of 30.3 million. GAAP net income per share for 2011 includes a tax benefit of $0.45 per share primarily associated with the release of the deferred tax asset valuation allowance in the fourth quarter.

•	Adjusted EBITDA was $12.0 million, an increase of 61% compared to Adjusted EBITDA of $7.5 million for the comparable period in 2010.

•	Adjusted EBITDA margin was 20.9%, compared to 15.8% for the comparable period in 2010.

•

Non-GAAP net income per diluted share was $0.27, based on diluted weighted average shares outstanding of 30.6 million. Non-GAAP net income per diluted share was $0.14 for the fourth quarter of 2010. These figures exclude stock based compensation and the non-cash portion of the income tax benefit associated with the release of the valuation allowance.

•	Cash flow from operations was $13.4 million compared to $4.6 million for the fourth quarter of 2010.

•	Capital expenditures were $5.2 million consistent with the year ago period.

•	Free cash flow was $8.2 million, compared to an outflow of $0.6 million for the fourth quarter of 2010.

•	The company had $140 million in cash, cash equivalents and short-term marketable securities at December 31, 2011, compared to $128 million at September 30, 2011.

Full Year 2011 Financial Metrics

•	Revenue was $214.4 million, an increase of 23% compared to revenue of $174.2 million for 2010.

•	Gross margin was 71.3%, compared to 70.8% for 2010.

•

GAAP net income was $23.7 million for 2011, an increase from GAAP net income of $2.9 million for 2010. GAAP net income for 2011 includes a tax benefit of $13.4 million primarily associated with the release of the deferred tax asset valuation allowance.

•

GAAP net income per diluted share was $0.77, based on diluted weighted average shares outstanding of 30.7 million, an increase from a GAAP net income per share of $0.10 for 2010. GAAP net income per share for 2011 includes a tax benefit of $0.44 per share primarily associated with the release of the deferred tax asset valuation allowance.

•	Adjusted EBITDA for 2011 was $36.1 million, an increase of 57% compared to adjusted EBITDA of $23.0 million for 2010.

•	Adjusted EBITDA margin for 2011 was 16.8%, compared to 13.2% for 2010.

•

Non-GAAP net income per diluted share was $0.71 for 2011. Non-GAAP net income per diluted share was $0.38 for 2010. These figures exclude stock based compensation and the non-cash portion of the income tax benefit associated with the release of the valuation allowance.

•	Cash from operations was $41.7 million compared to $25.0 million in 2010, and capital expenditures were $18.1 million compared to $17.2 million in 2010.

•	Free cash flow was $23.5 million, compared to $7.9 million for 2010.

Operating Metrics

•	Added 45,000 gross new unique paying customers in the fourth quarter, consistent with last quarter. (*)

•

Ended the fourth quarter with 500,000 unique paying customers, an increase from 485,000 unique paying customers at the end of the third quarter of 2011 and 435,000 unique paying customers at the end of the fourth quarter of 2010. (*)

•	Average monthly revenue per unique customer, ARPU, for the fourth quarter was $38.94, up from $37.94 in the third quarter of 2011, and up from $37.23 in the comparable period in 2010. (**)

•	Monthly retention rate of unique paying customers remained in its historical range of 97.8%, plus or minus 0.5%, for each month during the fourth quarter.

(*)	Figures are rounded to nearest 5,000.

(**)	ARPU reflects the impact from the deferral of revenue associated with the money-back guarantee program launched in the third quarter of 2011.

Other Recent Highlights

•

Announced the newest product offering, Social CampaignsTM, which allows small businesses and nonprofits to quickly and easily run results-oriented social media marketing campaigns on Facebook®, empowering users to grow their fan base, drive engagement, generate “social word of mouth,” and get the results they really want from social media marketing: more fans and more business.

•

Announced the acquisition of privately-held CardStar, a developer of mobile applications that enable the use of loyalty cards. The CardStar® application consolidates membership and rewards cards on smartphones, letting consumers access scannable cards from within a single application. Download the application for free today by calling **CardLess (**2273-5377) from your mobile phone.

•

Celebrated that Goldleaf Framemakers of Santa Fe was Constant Contact’s 500,000th customer. Goldleaf Framemakers of Santa Fe is a family-owned small business that restores and provides new gold-leaf high quality picture frames for galleries and private collectors. Goldleaf Framemakers has already found great success with Constant Contact’s email solution, achieving an impressive open rate of greater than 50% on their first campaign. As Constant Contact’s 500,000th customer they received a free Constant Contact account for life.

•

Officially launched the company’s global growth strategy with the opening of its first international office in the U.K. A managing director is currently in place, and Constant Contact will look to add further resources as it scales its operations.

•	Signed franchise distribution partnerships in the quarter with NAPA Auto Parts, New Balance and Liberty Tax Service and recently went live with integrations with Hootsuite and Formstack.

•

Announced that Joel Hughes has joined the company as senior vice president for strategy and corporate development and announced that Ellen Brezniak, formerly senior vice president of product strategy was transitioning her role to lead customer operations.

“During 2011, we continued to demonstrate the scalability of Constant Contact’s business model. In addition to delivering strong revenue growth in the face of challenging economic conditions, we achieved our goal of expanding adjusted EBITDA margins by over 300 basis points,” said Harpreet Grewal, chief financial officer of Constant Contact.

“Our financial results show the strength of our operating model. In the midst of one of the most expansive investment years in the company’s history, we succeeded in delivering 57% growth in adjusted EBITDA and a record adjusted EBITDA margin of nearly 17% for in 2011. As a result of our investments in 2011, we remain optimistic about Constant Contact’s growth outlook for 2012 and beyond. We believe the company is well positioned to deliver another combination of solid revenue growth and expanding adjusted EBITDA margins this year,” Grewal concluded.

Business Outlook

Based on information available as of February 2, 2012, Constant Contact is issuing guidance for the first quarter, and full year 2012 as follows:

First Quarter 2012:

Current Guidance (2/2/2012)
Total revenue	$59.1 m to $59.4 m
Adjusted EBITDA margin	12.0% - 12.5%
Adjusted EBITDA	$7.1 m to $7.4 m
Stock-based compensation expense	$3.2 m
GAAP net (loss) / income	$(175) thousand to $50 thousand
GAAP net (loss) / income per share	$(0.01) to $0.00
Non-GAAP net income per share*	$0.09 to $0.10
Diluted weighted average shares outstanding	31.2 m shares
Estimated effective tax rate	~40%
Estimated cash tax rate	~2%

Full Year 2012:

	Prior Guidance (10/27/2011)	Current Guidance (2/2/2012)
Total revenue	Approximately $250 m	Approximately $250 m
Adjusted EBITDA margin	200-250 basis points increase	18.3% - 18.8%
Adjusted EBITDA	NA	$45.8 m - $46.9 m
Stock-based compensation expense	NA	$13.2 m
GAAP net income	NA	$8.6 m - $9.3 m
GAAP net income per share	NA	$0.27 - $0.30
Non-GAAP net income per share*	NA	$0.86 - $0.90
Diluted weighted average shares outstanding	NA	31.5 m
Estimated effective tax rate	NA	~40%
Estimated cash tax rate	NA	~2%

*	non-GAAP net income per share calculated using an estimated cash tax rate

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, non-GAAP net loss, non-GAAP net loss per share and free cash flow.

Adjusted EBITDA is calculated by taking GAAP net income, adding depreciation and amortization, stock-based compensation, adjusting for taxes, then subtracting interest and other income. Adjusted EBITDA margin is equal to adjusted EBITDA divided by revenue.

Non-GAAP net income is calculated by adding back stock-based compensation expense and then adjusting for the non-cash portion of income taxes. Non-GAAP net income per share is calculated by dividing Non-GAAP net income by the diluted weighted average shares outstanding.

Free cash flow is calculated by subtracting cash paid for the acquisition of property and equipment from net cash provided by operating activities.

Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

Conference Call Information

What:	Constant Contact fourth quarter and full year 2011 financial results conference call
When:	Thursday, February 2, 2012
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic
(760) 666-3590, international
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Webcast:	http://investor.constantcontact.com/(live and replay)

Live and replay conference ID code: 40655697

The webcast will be archived on Constant Contact’s website for a period of three months.

About Constant Contact, Inc.

Constant Contact is revolutionizing the success formula for small organizations through affordable, easy-to-use Engagement Marketing (TM) tools that help create and grow customer relationships. More than 500,000 small businesses, nonprofits, and associations worldwide rely on Constant Contact to drive ongoing customer dialogs through email marketing, social media marketing, event marketing, and online surveys. All Constant Contact products come with unrivaled KnowHow, education, and free coaching with a personal touch, including award-winning customer support.

Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the company’s launch of the Social Campaigns product, the evolution of the company’s product suite, the company’s growth prospects for 2012 and beyond, the strength of the company’s operating model, the company’s revenue growth and expanding adjusted EBITDA margin and the financial guidance for the first quarter of 2012 and full year 2012. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small organizations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, the company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products, including the Social Campaigns product, adverse regulatory or legal developments, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.

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(CTCT-F)

Media Contact:

Erika Dornaus

Constant Contact

(781) 482-7039

pr@constantcontact.com

Investor Contact:

Jeremiah Sisitsky

Constant Contact

(339) 222-5740

jsisitsky@constantcontact.com

Constant Contact, Inc.

Consolidated Condensed Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenue	$57,532	$47,467	$214,420	$174,231
Cost of revenue	15,896	13,729	61,491	50,825

Gross profit	41,636	33,738	152,929	123,406

Operating expenses:
Research and development	7,153	6,531	29,478	23,985
Sales and marketing	23,007	21,187	89,211	78,881
General and administrative	6,356	4,574	24,243	18,028

Total operating expenses	36,516	32,292	142,932	120,894

Income from operations	5,120	1,446	9,997	2,512

Interest and other income	82	92	346	341
Other expense	(84)	—	(84)	—

Income before income taxes	5,118	1,538	10,259	2,853

Income tax benefit	13,777	120	13,420	61

Net income	$18,895	$1,658	$23,679	$2,914

Net income per share:
Basic	$0.63	$0.06	$0.80	$0.10
Diluted	$0.62	$0.05	$0.77	$0.10

Weighted average shares outstanding used in computing per share amounts:
Basic	29,819	29,058	29,566	28,765
Diluted	30,646	30,316	30,671	29,945

Constant Contact, Inc.

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net income	$18,895	$1,658	$23,679	$2,914

Subtract:
Interest and other income	82	92	346	341
Income tax benefit	13,777	120	13,420	61

Add back:
Depreciation and amortization	3,842	3,302	14,409	11,897
Stock-based compensation expense	3,065	2,742	11,708	8,552
Other expense	84	—	84	—

Adjusted EBITDA	$12,027	$7,490	$36,114	$22,961

Divide by:
Revenue	$57,532	$47,467	$214,420	$174,231

Adjusted EBITDA margin	20.9%	15.8%	16.8%	13.2%

Constant Contact, Inc.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net income	$18,895	$1,658	$23,679	$2,914

Subtract:
Non-cash portion of income tax benefit	13,818	180	13,597	180

Add back:
Stock-based compensation expense	3,065	2,742	11,708	8,552

Non-GAAP net income	$8,142	$4,220	$21,790	$11,286

Non-GAAP net income per share: diluted	$0.27	$0.14	$0.71	$0.38

Weighted average shares outstanding used in computing per share amounts	30,646	30,316	30,671	29,945

Constant Contact, Inc.

Calculation of Free Cash Flow (unaudited)

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net cash provided by operating activities	$13,408	$4,598	$41,654	$25,048

Subtract:
Acquisition of property and equipment	5,185	5,241	18,106	17,158

Free cash flow	$8,223	$(643)	$23,548	$7,890

Constant Contact, Inc.

Consolidated Condensed Balance Sheets (unaudited)

(In thousands)

	December 31, 2011	December 31, 2010

Assets
Current assets
Cash and cash equivalents	$49,589	$32,892
Marketable securities	90,523	91,461
Accounts receivable, net	58	44
Prepaid expenses and other current assets	8,891	5,562

Total current assets	149,061	129,959

Property and equipment, net	34,263	29,723
Restricted cash	750	750
Goodwill	18,935	5,248
Acquired intangible assets, net	3,046	781
Other assets	2,363	1,214
Deferred tax assets	12,960	—

Total assets	$221,378	$167,675

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,906	$7,444
Accrued expenses	10,515	6,724
Deferred revenue	28,983	25,103

Total current liabilities	48,404	39,271

Other long-term liabilities	2,052	2,282

Total liabilities	50,456	41,553

Common stock	301	293
Additional paid-in capital	190,039	168,974
Accumulated other comprehensive income	61	13
Accumulated deficit	(19,479)	(43,158)

Total stockholders’ equity	170,922	126,122

Total liabilities and stockholders’ equity	$221,378	$167,675

Constant Contact, Inc.

Consolidated Condensed Statements of Cash Flows (unaudited) (In Thousands)

	Year Ended
	December 31,
	2011	2010

Cash flows from operating activities
Net Income	$23,679	$2,914
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,409	11,897
Amortization of premiums on investments	660	128
Stock-based compensation expense	11,708	8,552
Provision for (recovery of) bad debts	3	(2)
Loss on sale of equipment	79	—
Gain on sales of marketable securities	(13)	(11)
Deferred income taxes	(13,827)	(180)
Taxes paid related to net share settlement of restricted stock units	(319)	—
Change in operating assets & liabilities, net of effects from acquisition:
Accounts receivable	(17)	11
Prepaid expenses and other current assets	(2,462)	(2,130)
Other assets	(1,149)	(942)
Accounts payable	1,462	1,638
Accrued expenses	3,791	(709)
Deferred revenue	3,880	4,762
Other long-term liabilities	(230)	(880)

Net cash provided by operating activities	41,654	25,048

Cash flows from investing activities
Purchases of marketable securities	(130,702)	(147,525)
Proceeds from maturities of marketable securities	46,313	87,195
Proceeds from sales of marketable securities	84,727	22,005
Payment for acquisitions, net of cash acquired	(15,600)	(2,225)
Proceeds from sale of equipment	81	—
Purchases of intangible assets	(685)	—
Acquisition of property and equipment	(18,106)	(17,158)

Net cash used in investing activities	(33,972)	(57,708)

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to exercise of stock options	7,926	4,958
Income tax benefit from the exercise of stock options	229	—
Proceeds from issuance of common stock pursuant to employee stock purchase plan	859	772

Net cash provided by financing activities	9,014	5,730

Effects of exchange rates on cash	1	—
Net increase (decrease) in cash and cash equivalents	16,697	(26,930)
Cash and cash equivalents, beginning of period	32,892	59,822

Cash and cash equivalents, end of period	$49,589	$32,892

Supplemental disclosure of non-cash investing and financing activities
Issuance of common stock in connection with the acquisition of NutshellMail, Inc.	$—	$3,603
Capitalization of stock-based compensation	670	382